Exhibit 99.1

        Gladstone Commercial Corporation Announces the Financial Results
                   for the Second Quarter Ended June 30, 2004

    MCLEAN, Va., Aug. 4 /PRNewswire-FirstCall/ -- Gladstone Commercial Corp. (Nasdaq: GOOD) (the "Company") reported today financial results for the second quarter ended June 30, 2004. Net income for the period was $132,275, or $0.02 per basic and diluted weighted average common share, compared to a net loss for the second quarter ended June 30, 2003 of $105, or $0.00 per basic and diluted weighted average common share. For the six months ended June 30, 2004 the net loss was $61,029, or $0.01 per basic and diluted weighted average common share, compared to a net loss for the period from February 14, 2003 (inception) through June 30, 2003 of $10,654, or $0.20 per basic and diluted weighted average common share. Our initial public offering took place in August of 2003 and therefore, the financial statements for the corresponding periods of 2003 do not provide an accurate basis for comparison. Total assets were $104,404,705 as of June 30, 2004 as compared to $105,061,370 at December 31, 2003.

    The National Association of Real Estate Investment Trusts (NAREIT) developed Funds from Operations, ("FFO"), as a relative non-GAAP (Generally Accepted Accounting Principles in the United States) financial measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO for the second quarter ended June 30, 2004 was $259,047, or $0.03 per diluted weighted average common share. A reconciliation of FFO to net income is set forth below:


                                                 Three months    Six months
                                                ended June 30,  ended June 30,
                                                    2004             2004

    Net income (loss)                            $   132,275     $   (61,029)

    Real estate depreciation and amortization        126,772         206,101

    Funds from operations                            259,047         145,072

    Weighted average shares outstanding -
     diluted                                       7,764,734       7,695,132

    Diluted net income (loss) per weighted
     average common share                        $      0.02     $     (0.01)
    Diluted funds from operations per
     weighted average common share               $      0.03     $      0.02



    To learn more about our FFO please refer to the Quarterly Report on the Form 10-Q for the quarter ended June 30, 2004 filed with the Securities and Exchange Commission ("SEC") today.

    "In the second quarter we added two properties for an aggregate purchase price of $18.6 million to our portfolio. At June 30, 2004, we had approximately $39.2 million invested from our initial public offering in four real properties and one mortgage loan. Subsequent to June 30, 2004, we have also acquired one property for $5.2 million. Once the proceeds from our initial public offering have been substantially or fully invested, we intend to obtain and use a line of credit to continue to make investments," said a spokesperson for the Company.

    The financial statements below are without footnotes so readers should obtain and carefully review our Form 10-Q for the period ended June 30, 2004, including the footnotes to the financial statements contained therein. We have filed the Form 10-Q today with the SEC and the Form 10-Q can be retrieved at the SEC website at www.SEC.gov or the website for Gladstone Commercial at http://www.GladstoneCommercial.com.

    Gladstone Commercial will have a conference call at 10:30 am EDT, August 5, 2004. To enter the call please dial 866-818-1395 and use the confirmation code 530364. An operator will monitor the call and set a queue for questions. To hear the replay please dial 888-266-2081 and use the confirmation code 530364. The replay will be available until September 4, 2004.


    For further information contact our Chief Financial Officer, Harry Brill or Skye Breeden, Director of Shareholder Relations at 703-286-7000.


    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company and the closing of any transaction. Words such as "believes," "intend," "expects," "projects" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's Annual Report on Form 10-K for the year ended, December 31, 2003, as filed with the Securities and Exchange Commission on March 10, 2004. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



    Gladstone Commercial Corporation
    Consolidated Balance Sheet
    (Unaudited)
                                                June 30,         December 31,
                                                  2004              2003

    ASSETS
    Real estate, net                           $26,863,418        $5,436,153
    Mortgage note receivable                    11,150,787                 -
    Cash and cash equivalents                   65,016,018        99,075,765
    Funds held in escrow                           187,234                 -
    Interest receivable - mortgage note             61,950                 -
    Deferred rent receivable                        41,535                 -
    Prepaid expenses                                68,932           191,432
    Other assets                                    25,000                 -
    Lease intangibles, net of accumulated
     amortization of $38,979 and $1,208,
     respectively                                  989,831           358,020
      TOTAL ASSETS                            $104,404,705      $105,061,370

    LIABILITIES AND STOCKHOLDERS' EQUITY

    LIABILITIES

    Due to Adviser                                $103,210          $234,295
    Accounts payable                                41,594                 -
    Dividends payable                              917,040            76,420
    Accrued expenses                                14,220                 -
    Rent received in advance, security
     deposits and funds held in escrow             480,826                 -
      Total Liabilities                          1,556,890           310,715

    STOCKHOLDERS' EQUITY

    Common stock, $0.001 par value,
     20,000,000 shares authorized,
     7,642,000 shares issued and
     outstanding                                     7,642             7,642
    Additional paid-in capital                 105,052,573       105,060,304
    Distributions in excess of
     accumulated earnings                       (2,212,400)         (317,291)
       Total Stockholders' Equity              102,847,815       104,750,655

       TOTAL LIABILITIES AND STOCKHOLDERS'
        EQUITY                                $104,404,705      $105,061,370



    Gladstone Commercial Corporation
    Consolidated Statements of Operations
    (Unaudited)

                                              For the Three     For the Three
                                              Months Ended       Months Ended
                                                June 30,           June 30,
                                                  2004               2003

    OPERATING REVENUES:
     Rental income                               $403,690             $-
     Interest income from mortgage note
      receivable                                  278,980              -
     Total operating revenues                     682,670              -


    OPERATING EXPENSES:
     Management advisory fee                      280,122              -
     Depreciation and amortization                126,772              -
     General and administrative                   306,024            105
       Total operating expenses                   712,918            105

    Net loss from operations                      (30,248)          (105)

    Interest income from temporary
     investments                                  162,523              -

    NET INCOME (LOSS)                            $132,275          $(105)

    Earnings (loss) per weighted average
     common share

    Basic                                           $0.02             $-

    Diluted                                         $0.02             $-

    Weighted average shares outstanding

    Basic                                       7,642,000         52,000

    Diluted                                     7,695,134         52,000



                                                              For the Period
                                              For the Six    February 14, 2003
                                              Months Ended     (Inception) to
                                                June 30,         June 30,
                                                  2004             2003

    OPERATING REVENUES:
     Rental income                               $601,463              $-
     Interest income from mortgage note
      receivable                                  412,400               -
     Total operating revenues                   1,013,863               -


    OPERATING EXPENSES:
     Management advisory fee                      509,538               -
     Depreciation and amortization                206,101               -
     General and administrative                   694,238            10,654
      Total operating expenses                  1,409,877            10,654

    Net loss from operations                     (396,014)          (10,654)

    Interest income from temporary
     investments                                  334,985               -

    NET LOSS                                     $(61,029)         $(10,654)

    Loss per weighted average common
     share

    Basic                                          $(0.01)           $(0.20)

    Diluted                                        $(0.01)           $(0.20)

    Weighted average shares outstanding
    Basic                                       7,642,000            52,000

    Diluted                                     7,764,732            52,000



    Gladstone Commercial Corporation
    Consolidated Statement of Cash Flows                      For the Period
    (Unaudited)                              For the Six     February 14, 2003
                                             Months Ended     (Inception) to
                                               June 30,          June 30,
                                                 2004              2003
    Cash flows from operating activities:
      Net loss                                   $(61,029)        $(10,654)
    Adjustments to reconcile net loss to
     net cash provided by operating
     activities:
      Depreciation and amortization               206,101                -
    Changes in assets and liabilities:
      Increase in mortgage interest
       receivable                                 (61,950)               -
      Decrease in prepaid expenses                122,500                -
      Increase in other assets                    (25,000)-
      Increase in deferred rent receivable        (41,535)               -
      Increase in accounts payable                 41,594           10,654
      Decrease in due to Adviser                 (131,085)               -
      Increase in accrued expenses                 14,220                -
      Increase in rent received in advance
       and security deposits                      293,592                -
      Net cash provided by operating
       activities                                 357,408                -

    Cash used in investing activities:
      Acquisition of real estate              (22,265,178)               -
      Mortgage note receivable                (11,170,000)               -
      Principal repayments on mortgage
       note receivable                             19,213                -
      Net cash used in investing activities   (33,415,965)               -

    Cash flow from financing activities:
      Proceeds from share issuance                      -           52,000
      Payments for deferred offering costs              -          (22,385)
      Offering costs                               (7,730)               -
      Dividends paid                             (993,460)               -
      Net cash (used in) provided by
       financing activities                    (1,001,190)          29,615

    Net (decrease) increase in cash and
     cash equivalents                         (34,059,747)          29,615
    Cash and cash equivalents, beginning
     of period                                 99,075,765                -
    Cash and cash equivalents, end of
     period                                   $65,016,018          $29,615



SOURCE  Gladstone Commercial Corp.
    -0-                             08/04/2004
    /CONTACT: Harry Brill, Chief Financial Officer, or Skye Breeden, Director of Shareholder Relations, both of Gladstone Commercial Corp., +1-703-286-7000/
    /Web site:  http://www.gladstonecommercial.com /
    (GOOD)

CO:  Gladstone Commercial Corp.
ST:  Virginia
IN:  FIN RLT
SU:  ERN CCA